Exhibit 99.(g)(ii)

Amendment to Global Custody Agreement

Amendment, dated as of April 27, 2005, to the January 6, 1998 custody agreement (“Agreement”) between J.P. Morgan Chase & Co. (f/k/a The Chase Manhattan Bank) and each of the funds set forth in Schedule A attached thereto (the “Funds”).

It is hereby agreed as follows:

1.                                       Schedule A to the Agreement is hereby amended by deleting the schedule and replacing it in its entirety with the Schedule A attached hereto.

2.                                       Except as modified hereby, the Agreement is confirmed in all respects.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Bruce R. Bent
Name: Bruce R. Bent

J.P. Morgan Chase & Co.

By:	/s/ Mary Ellen Costello
Name: Mary Ellen Costello
Title: Vice President

Schedule A

Portfolios of The Reserve Funds

I.                                         The Reserve Fund

•      Primary Fund

•      U.S. Government Fund

•      U.S. Treasury Fund

•      Strategist Money-Market Fund

•      Primary II Fund

•      U.S. Government II Fund

•      U.S. Treasury II Fund

II.                                     Reserve Tax-Exempt Trust

•      Interstate Tax-Exempt Fund

•      Interstate Tax-Exempt II Fund

•      California Tax-Exempt Fund

•      Connecticut Tax-Exempt Fund

•      Florida Tax-Exempt Fund

•      Massachusetts Tax-Exempt Fund

•      Michigan Tax-Exempt Fund

•      New Jersey Tax-Exempt Fund

•      Ohio Tax-Exempt Fund

•      Pennsylvania Tax-Exempt Fund

•      Virginia Tax-Exempt Fund

III.                                 Reserve New York Tax-Exempt Trust

•      New York Tax-Exempt Fund

IV.                                Hallmark Equity Series Trust

•      Hallmark Capital Appreciation Fund

•      Hallmark Informed Investors Growth Fund

•      Hallmark International Equity Fund

•      Hallmark International Small Cap Fund

•      Hallmark Large-Cap Growth Fund

•      Hallmark Mid-Cap Growth Fund

•      Hallmark Small-Cap Growth Fund

•      Hallmark Strategic Growth Fund

V.                                    Hallmark Investment Series Trust

•      Hallmark First Mutual Fund

•      Hallmark Total Return Bond Fund

•      Hallmark Convertible Securities Fund

VI.                                Reserve Municipal Money-Market Trust

•      Louisiana Municipal Money-Market Fund

•      Minnesota Municipal Money-Market Fund

VII.                            Reserve Short Term Investment Trust

•      Reserve Yield Plus Fund

VIII.                        Reserve International Liquidity Fund, Ltd.